Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SUMMIT MIDSTREAM PARTNERS, LP

This Certificate of Limited Partnership, dated April 30, 2012 has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.               Name.  The name of the limited partnership is Summit Midstream Partners, LP.

2.               Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are as follows:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3.               General Partner.  The name and the business, residence or mailing address of the general partner are as follows:

Summit Midstream GP, LLC

2100 McKinney Avenue

Suite 1250

Dallas, Texas 75201

EXECUTED as of the date first written above.

By:	/s/ Brock M. Degeyter
Brock M. Degeyter
Authorized Person, Signing on Behalf of Summit Midstream GP, LLC,
General Partner